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                                                                    Exhibit 10.5

                          TRANSITION SERVICES AGREEMENT

      TRANSITION SERVICES AGREEMENT, dated as of October 29, 2004, by and between Ingersoll-Rand Company Limited, a company organized under the laws of Bermuda, on behalf of itself and the other Sellers (as defined in the Purchase Agreement) (together with any of its subsidiaries providing services hereunder, "Seller"), and Dresser-Rand Group Inc., a Delaware corporation, on behalf of itself and the other Buyers (as defined in the Purchase Agreement) (collectively with any of their respective subsidiaries receiving services hereunder, "Buyer"). Seller and Buyer are sometimes hereinafter collectively referred to as the "Parties."

                                   WITNESSETH:

      WHEREAS, Seller and Dresser-Rand Holdings, LLC (f/k/a FRC Acquisitions
LLC) ("Holdings") are parties to an Equity Purchase Agreement, dated as of August 25, 2004 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), relating to the sale by Seller and the other sellers party thereto, and the purchase and assumption by Holdings, of the Business (as defined in the Purchase Agreement);

      WHEREAS, immediately prior to the Closing (as defined in the Purchase Agreement), Holdings has entered into an Assignment Agreement with Buyer, dated as of October , 2004, whereby Holdings assigned to Buyer its rights and obligations under the Purchase Agreement relating to the purchase of the Acquired Interests (as defined in the Purchase Agreement) and entering into any Transaction Agreements (as defined in the Purchase Agreement) and any other agreements in connection therewith; and

      WHEREAS, the Purchase Agreement provides that, in connection with the consummation of the transactions contemplated thereby, the Parties will enter into this Agreement pursuant to which Buyer will purchase certain services from Seller during a transition period from the date hereof;

      NOW, THEREFORE, the Parties hereby agree as follows:

                              ARTICLE I DEFINITIONS

      SECTION 1.1. For the purposes of this Agreement, (a) unless otherwise defined herein capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement and (b) the following terms shall have the meanings hereinafter specified:

      "Agreement" shall mean this Agreement, including the Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

      "Buyer" shall have the meaning set forth in the introductory paragraph hereof.

      "Parties" shall have the meaning set forth in the introductory paragraph hereof.

      "Purchase Agreement" shall have the meaning set forth in the recitals hereto.
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      "Seller" shall have the meaning set forth in the introductory paragraph hereof.

      "Service" or "Services" shall mean those services listed and described on Schedule A.

      SECTION 1.2. Interpretation; Exhibits and Schedules. When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

                      ARTICLE II AGREEMENT TO SELL AND BUY

      SECTION 2.1. Provision of Services. Seller shall provide to Buyer the Services (it being understood that Services rendered for any particular month shall include the preparation and delivery of any required reports, filings or other work related to such month even though performed after the end of the particular month in question). The applicable fee for each Service shall be the specified fee for such Service set forth in Schedule A. In addition, it is understood that Seller shall not be required to use its own funds for any third party-provided service that is requested by Buyer or any payment obligation of Buyer (including employee compensation payments, employee benefit payments and payments to fund checks issued or wire transfer payments made on behalf of Buyer). Buyer shall be responsible to provide Seller with the funds for each such service and shall be solely responsible for the payment of any additional license fees, royalties and other payments and fees (including licensee fees and application service provider fees) due under any license agreement or other agreement relating to intellectual property (including software) necessary to perform the Services incurred after the prior approval of Buyer as a result of the performance of the Services for the Buyer. In every case, all of the Services shall be provided in accordance with the terms, limitations and conditions set forth herein and on Schedule A. Seller shall maintain all existing insurance coverages of the types that relate to the activities constituting or property relating to the Services.

      SECTION 2.2. Access. Buyer shall make available on a timely basis to
Seller all information and materials reasonably requested by Seller to enable it to provide the Services. Buyer shall give Seller reasonable access, during regular business hours and at such other times as are reasonably required, to the premises of the Business for the purposes of providing Services.
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      SECTION 2.3. Books and Records. Seller shall keep books and records of the
Services provided and reasonable supporting documentation of all charges and expenses incurred in providing such Services and shall produce written records that verify the dates and times during which the Services were performed. Seller shall make such books and records available to Buyer, upon reasonable notice, during normal business hours.

              ARTICLE III SERVICES; PAYMENT; INDEPENDENT CONTRACTOR

      SECTION 3.1. Service Quality.

      (a) Unless otherwise agreed in writing by the Parties, the Services shall be performed by Seller for Buyer in a manner and quality that are substantially consistent with Seller's past practice in performing the Services for the Business, and Buyer shall use such Services in substantially the same manner as they were used by Seller in the past practice of the Business. Seller shall act under this Agreement solely as an independent contractor and not as an agent of Buyer. All employees and representatives providing the Services shall be under the direction, control and supervision of Seller (and not of Buyer), and Seller shall have the sole right to exercise all authority with respect to such employees and representatives and in no event shall such employees and representatives be deemed to be employees or agents of Buyer.

      (b) Seller shall have the right to shut down temporarily for routine maintenance purposes the operation of the facilities providing any Service whenever in its judgment, reasonably exercised, such action is necessary, provided, that such shut down shall not adversely and unduly affect Buyer's operations to which the provision of Services relate. Seller shall notify Buyer as much in advance as reasonably practicable that maintenance is required. Unless not feasible under the circumstances, this notice shall be given in writing. Where written notice is not feasible, Seller shall give prompt oral notice to Buyer, which notice shall be promptly confirmed in writing by Seller. Seller shall be relieved of its obligations to provide Services only for the period of time that its facilities are so shut down but shall use diligent and commercially reasonable efforts to minimize each period of shutdown for such purpose and to schedule such shutdown so as not to inconvenience or disrupt the conduct of the Business by Buyer. Seller shall consult with Buyer prior to temporary shutdowns to the extent reasonably practicable or, if not reasonably practicable, immediately thereafter in order to establish alternative sources for such services. To the extent commercially reasonable, Seller will afford Buyer the benefit of any arrangements for substitute services that Seller makes on its own behalf.

      SECTION 3.2. Payment. Statements will be rendered each month by Seller to Buyer for Services delivered during the preceding month. Each such statement shall set forth in reasonable detail a description of such Services and the amounts charged therefor and shall be payable 30 days after the date thereof. Any amount not paid within such 30-day period, unless such amount is being challenged, shall be subject to late charges at a rate of 10% per annum pro rated for each day that such amount is overdue.

      SECTION 3.3. Priorities. In providing Services, Seller shall accord Buyer the same priority it accords its own operations.
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      SECTION 3.4. Taxes. The amounts set forth for each Service on Schedule A do not include any Taxes. Any Taxes required to be charged by Seller under applicable Law are in addition to the amounts to be paid by Buyer hereunder for the Services.

      SECTION 3.5. Uses of Services. Seller shall be required to provide Services only to Buyer in connection with the Buyer's operation of the Business. Buyer shall not resell any Services to any Person whatsoever or permit the use of the Services by any Person other than in connection with the operation of the Business in the ordinary course by Buyer and its subsidiaries.

                           ARTICLE IV TERM OF SERVICES

      The provision of Services shall commence on the Closing Date and shall terminate on the first anniversary of the Closing Date; provided, however, that:
(i) Buyer may cancel any Service upon 30 days' written notice of cancellation and (ii) Seller may cease to provide a Service upon 90 days' written notice to Buyer if Seller ceases to provide such Service to all of Seller's subsidiaries, divisions and business units. Upon termination of any Services pursuant to this
Article IV, except as set forth in Section 7.3, Buyer's obligation to pay Seller for such Services will cease.

                             ARTICLE V FORCE MAJEURE

      Seller shall not be liable for any interruption, delay or failure to perform any obligation under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control, including, but not limited to, any strikes, lockouts or other labor difficulties, acts of any government, riot, insurrection or other hostilities, embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays, or inability to obtain necessary labor, materials or utilities. In any such event, Seller's obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. Seller will promptly notify Buyer, either orally or in writing, upon learning of the occurrence of such event of force majeure. In the event of a force majeure event, Seller will use commercially reasonable efforts to resume its performance with the least possible delay (including, to the extent commercially reasonable, affording Buyer the benefit of any arrangements for substitute services that Seller makes on its own behalf).

                             ARTICLE VI LIABILITIES

      SECTION 6.1. Consequential and Other Damages. No Party shall be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Service hereunder, including, but not limited to, loss of profits, business interruptions and claims of customers.
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      SECTION 6.2. Limitation of Liability. The liability of Seller with respect to this Agreement or in connection with the performance, delivery or provision of any Service provided under this Agreement shall be limited to the Losses of Buyer arising from Seller's willful misconduct, bad faith or negligence;
provided that in no event shall the liability exceed the fees previously paid to Seller by Buyer in respect of the Service from which such liability flows.

      SECTION 6.3. Indemnity. Buyer hereby agrees to indemnify Sellers Indemnified Persons from any and all Losses as defined in the Purchase Agreement resulting from a demand, claim, lawsuit, action or proceeding relating to Seller's conduct in connection with the provision of Services to Buyer under this Agreement, except to the extent such Losses arise out of the willful misconduct, bad faith or negligence of Seller or any of its employees, agents, officers and directors. Seller represents and warrants that it has all necessary right and authority to provide the Services to Buyer hereunder. Seller hereby agrees to indemnify Buyers Indemnified Persons from any and all Losses resulting from a demand, claim, lawsuit, action or proceeding relating to Seller's willful misconduct, bad faith or negligence in connection with the provision of Services to Buyer under this Agreement.

      SECTION 6.4. Obligation to Correct. In the event of any breach of this Agreement by Seller with respect to any error or defect in the provision of any Service, Seller shall, at Buyer's request, correct such error or defect or re-perform such Service in a timely manner as promptly as practical after Buyer's request at the expense of Seller.

                             ARTICLE VII TERMINATION

      SECTION 7.1. Termination. This Agreement shall terminate on the earliest to occur of (a) the latest date on which any Service is to be provided as indicated on Schedule A, (b) the date on which the provision of all Services has terminated or been canceled pursuant to Article IV and (c) the date on which this Agreement is terminated pursuant to Section 7.2.

      SECTION 7.2. Breach of Agreement. If either Party shall cause or suffer to exist any material breach of any of its obligations under this Agreement, including, but not limited to, any failure to perform any Services or to make payments when due, and said Party does not cure such breach within 30 days after receiving written notice thereof from the non-breaching Party, the non-breaching Party may terminate this Agreement, including the provision of Services pursuant hereto, immediately by providing written notice of termination. The failure of a Party to exercise its rights hereunder with respect to a breach by the other Party shall not be construed as a waiver of such rights nor prevent such Party from subsequently asserting such rights with regard to the same or similar defaults.

      SECTION 7.3. Sums Due. In the event of a termination of this Agreement, Seller shall be entitled to all outstanding amounts due from Buyer for the provision of Services rendered prior to the date of termination.

      SECTION 7.4. Effect of Termination. Article VI, Section 7.3, Article VIII and this Section 7.4 shall survive any termination of this Agreement.
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                           ARTICLE VIII MISCELLANEOUS

      SECTION 8.1. Notices.

      (a) Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (i) personally delivered, (ii) sent by a nationally recognized courier service to the recipient at the address below indicated, (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) delivered by facsimile with confirmation of receipt:

      If to Seller:

            c/o Ingersoll Rand Company
            200 Chestnut Ridge Road
            Woodcliff Lake, New Jersey 07677
            Attn: Deputy General Counsel - Transactions
            (201) 573-3448 (telecopier)
            (201) 573-3274 (telephone)

      If to Buyer:

            Dresser-Rand Group Inc.
            Paul Clark Drive
            Olean, NY 14760
            Attention: Vincent R. Volpe
            (716) 375-3178 (telecopier)
            (716) 375-3000 (telephone)

      With a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            Four Times Square
            New York, NY 10036
            Attention: Howard Ellin
            (212) 735-2000 (telecopier)
            (212) 735-3000 (telephone)

      and to:

            Dresser-Rand Holdings, LLC
            c/o First Reserve Corporation
            One Lafayette Place
            Greenwich, CT 06830
            Attention: Tom Denison
            (203) 625-8520 (telecopier)
            (203) 661-6001 (telephone)
or to such other address as any Party may, from time to time, designate in a written notice given in like manner.

      (b) Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (i) on the date such notice is personally delivered or delivered by facsimile, (ii) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier, or (iii) five Business Days after the date such notice is sent by registered or certified mail; provided, however, that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

      SECTION 8.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

      SECTION 8.3. Entire Agreement. This Agreement and the Purchase Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

      SECTION 8.4. Headings. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 8.5. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

      SECTION 8.6. Consent to Jurisdiction; Waiver of Jury Trial. Each of the Parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any Proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such Proceeding, and waives any objection it might otherwise have to service of process under law. Each of the Parties further agrees that service of any process, summons, notice or document to such party's respective address listed above in one of the manners set forth in Section 8.1 shall be deemed in every respect effective service of process in any such Proceeding. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by law. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. The Parties hereby irrevocably and unconditionally waive trial by jury in any Proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.

      SECTION 8.7. Governing Law. This Agreement shall be construed under and governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

      SECTION 8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Party; provided, that (i) Buyer may assign any of its rights and obligations under this Agreement to one or more of its wholly owned subsidiaries or any member of the Dresser-Rand Group and may pledge its rights as security to any of its financing sources without the Seller's prior written consent; provided, further, that no assignment by Buyer to any such subsidiary, entity or financing source shall in any way affect Seller's rights or relieve Buyer of any of its obligations under this Agreement, and (ii) Seller may delegate performance of all or any part of its obligations under this Agreement to (x) any subsidiary of Seller or (y) one or more third parties to the extent such third parties are routinely used to provide such Services to other businesses of the Seller and its Affiliates; provided, further, that no such delegation by Seller to any such subsidiary or third party shall in any way affect Buyer's rights or relieve Seller of any of its obligations under this Agreement. Any purported assignment in violation of this Section 8.8 shall be void.

      SECTION 8.9. No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

      SECTION 8.10. Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the Parties and specifically referencing this Agreement.

      SECTION 8.11. Waiver. Any of the terms or conditions of this Agreement that may be lawfully waived may be waived in writing at any time by the Party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any Party shall be binding only if set forth in an instrument in writing signed on behalf of such Party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      SECTION 8.12. Confidentiality: Security: Title to Data.

      (a) Each of the Parties agrees that any confidential information of the other Party received in the course of performance under this Agreement shall be kept strictly confidential by the Parties, except that Seller may disclose such information in a manner consistent with past practice in respect of Services provided to the Business for the purpose of providing Services pursuant to this Agreement to any subsidiary of Seller or to third parties that provide such Services; provided, that Seller shall be responsible for any such subsidiary keeping confidential such confidential information and, with respect to third parties, will take action to keep confidential such confidential information in substantially the same manner as in the past practice of the Business. Upon the termination of this Agreement, each Party shall return to the other Party or destroy all of such other Party's confidential information. Each of the Parties agree to take such actions as may be reasonably necessary, if any to ensure compliance with the Health Insurance Portability and Accountability Act of 1996 in connection with the provision of the Services.

      (b) Buyer acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and the licenses therefor which are owned by Seller by reason of Seller's provision of the Services provided hereunder; provided, that the foregoing shall not affect any rights of Buyer under the Purchase Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first above written.

                                        INGERSOLL-RAND COMPANY LIMITED

                                        By: /s/ Barbara A. Santoro
                                           -------------------------------------
                                        Name: Barbara A. Santoro
                                             -----------------------------------
                                        Title: Assistant Secretary
                                              ----------------------------------

                                        DRESSER-RAND GROUP INC.

                                        By: /s/ Thomas R. Denison
                                           -------------------------------------
                                        Name: Thomas R. Denison
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------